UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29375

Delaware	43-1809960
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, MO 63017

(Address of principal executive offices, including zip code)

314-628-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

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Item 2.03. Creation of a Direct Financial Obligation

On June 16, 2010, Savvis, Inc. (“Savvis”) completed its previously-reported acquisition of Fusepoint Inc. (“Fusepoint”), an independent provider of outsourced managed IT and infrastructure services to mid-market and larger enterprises in Canada, through the merger of a newly-formed subsidiary of Savvis with and into Fusepoint (the “Merger”). As a result of the Merger, Fusepoint became a wholly-owned subsidiary of Savvis. It has been renamed SAVVIS Canada, Inc. and Fusepoint’s principal operating subsidiary, Fusepoint Managed Services Inc., has been renamed Savvis Communications Canada Inc.

Under the Agreement and Plan of Merger pertaining to the Merger (the “Agreement”), Savvis paid an estimated purchase price of approximately $121 million in cash at the closing (after adjustment for estimated working capital and debt levels), subject to final adjustments to be made in accordance with the terms of the Agreement. At the closing, $12.5 million of the purchase price was placed in escrow for possible application against the working capital adjustment, certain tax liabilities and indemnification claims that may be made in the first year following closing. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to Savvis’ Current Report on Form 8-K filed on June 1, 2010.

Savvis financed the acquisition from available cash and borrowings under its Amended and Restated Credit Agreement with Wells Fargo Capital Finance, LLC, as a Lender and as Agent for all lenders, utilizing the increased borrowing capacity thereunder pursuant to the previously-reported Amendment No. 7 thereto. As permitted by Amendment No. 7, Savvis elected to increase its borrowing capacity under the Amended and Restated Credit Agreement to $150 million and in that connection entered into an Amendment No. 8 to the Amended and Restated Credit Agreement. The foregoing description of Amendment No. 8 to the Amended and Restated Credit Agreement is qualified in its entirety by reference to Amendment No. 8, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of Fusepoint required by Item 9.01(a) will be filed by amendment of this Form 8-K within 71 calendar days of the due date for this report as permitted by the relevant instructions to Form 8-K.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) and Article 11 of Regulation S-X will be filed by amendment of this Form 8-K within 71 calendar days of the due date for this report as permitted by the relevant instructions to Form 8-K.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated May 28, 2010 by and among Fusepoint Inc., Savvis, Inc., Blue Jay Merger Sub Inc., and M/C Venture Partners V, L.P., as Stockholders’ Representative, previously filed as Exhibit 2.1 to Savvis’ Current Report on Form 8-K filed on June 1, 2010 and incorporated herein by reference

10.1	Amendment No. 8 to the Amended and Restated Credit Agreement, filed herewith

10.2	Supplement No. 1 to Security Agreement dated June 16, 2010, by and among the grantor parties thereto, and Wells Fargo Capital Finance, LLC, as the administrative agent for the lender parties, filed herewith

10.3	Guarantor Joinder Agreement dated June 16, 2010, by and among Blue Jay Merger Sub Inc., the loan parties to the Amended and Restated Credit Agreement, and Wells Fargo Capital Finance, LLC, as the administrative agent for the lender parties, filed herewith

99.1	Press Release dated June 16, 2010, filed herewith

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: June 17, 2010	By:	/s/ Eugene V. DeFelice
Eugene V. DeFelice
Senior Vice President, General Counsel & Secretary

Exhibit Index

2.1	Agreement and Plan of Merger dated May 28, 2010 by and among Fusepoint Inc., Savvis, Inc., Blue Jay Merger Sub Inc., and M/C Venture Partners V, L.P., as Stockholders’ Representative, previously filed as Exhibit 2.1 to Savvis’ Current Report on Form 8-K filed on June 1, 2010 and incorporated herein by reference

10.1	Amendment No. 8 to the Amended and Restated Credit Agreement, filed herewith

10.2	Supplement No. 1 to Security Agreement dated June 16, 2010, by and among the grantor parties thereto, and Wells Fargo Capital Finance, LLC, as the administrative agent for the lender parties, filed herewith

10.3	Guarantor Joinder Agreement dated June 16, 2010, by and among Blue Jay Merger Sub Inc., the loan parties to the Amended and Restated Credit Agreement, and Wells Fargo Capital Finance, LLC, as the administrative agent for the lender parties, filed herewith

99.1	Press Release dated June 16, 2010, filed herewith